EXHIBIT 99.10
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                          INDEPENDENT AUDITORS' CONSENT
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The Board of Directors
Horace Mann Life Insurance Company

We consent to the use of our report on the financial statements of Horace Mann Life Insurance Company Separate Account, incorporated herein by reference, our report on the statutory financial statements of Horace Mann Life Insurance Company (the Company) included herein, and to the reference to our firm under the heading "Financial Statements" in the Statement of Additional Information.

Our report dated April 18, 2003, covering the statutory financial statements of Horace Mann Life Insurance Company, contains a statement that the Company prepared its financial statements using accounting practices prescribed or permitted by the Department of Insurance of the State of Illinois, which practices differ from accounting principles generally accepted in the United States of America, and that the effects on the financial statements of the variances between the statutory accounting practices and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Our report covering the statutory financial statements of Horace Mann Life Insurance Company also refers to a change in the Company's basis of accounting in 2001 related to the Department of Insurance of the State of Illinois' adoption of the National Association of Insurance Commissioners' statutory accounting practices.




/s/ KPMG LLP

Chicago, Illinois
April 28, 2003